Exhibit 10.3
     FIRST AMENDMENT (the “Amendment”) to the Change of Control Agreement (the “Agreement”) dated as of January 1, 2003, by and between Arthur R. Miele (the “Executive”) and Phelps Dodge Corporation, a New York corporation (the “Corporation”), dated as of June 24, 2006. Terms used without definition herein shall have the respective meanings set forth in the Agreement.
     WHEREAS, the Corporation entered into the Agreement with the Executive to enhance the best interests of the Corporation and provide value to its shareholders by minimizing the risk of the departure or distraction of the Executive to the detriment of the Corporation and its shareholders in the context of a potential or actual Change of Control;
     WHEREAS, the Executive has announced his intention to retire from his position as Senior Vice President — Marketing of the Corporation and from all other positions he holds with Corporation or any of its subsidiaries on or prior to December 31, 2006;
     WHEREAS, the Corporation expects to enter into a definitive agreement dated on or about June 25, 2006 (the “Combination Agreement”) pursuant to which the Corporation will combine with Inco Limited pursuant to a plan of arrangement under the laws of Canada (the “Transaction”);
     WHEREAS, the consummation of the Transaction will constitute a Change of Control for purposes of the Agreement; and
     WHEREAS, pursuant to and in accordance with Section 11(g) of the Agreement, the Corporation and the Executive have determined that, in light of the Executive’s anticipated retirement, it is in the mutual best interests of the Corporation, its shareholders and the Executive to amend the Agreement eliminate Executive’s rights and entitlements thereunder with respect to, and subject to, the consummation of the Transaction.
AMENDMENT
     NOW THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, the Corporation and the Executive hereby agree as follows:
1.	This Amendment shall be effective as of the Effective Time (as such term is defined in the Combination Agreement). In the event that the Combination Agreement is terminated prior to the occurrence of the Effective Time or if the Effective Time does not otherwise occur on or prior to January 1, 2007, this Amendment shall be null and void ab initio and shall have no force or effect.
The parties hereto acknowledge and agree that the Amendment shall apply solely with respect the Transaction and shall not apply with respect to any other transaction (including, without limitation, any transaction that is consummated subsequent to the Transaction) that, if consummated, would constitute a Change of Control for purposes of the Agreement.

2.	Section 4 of the Agreement is hereby amended to insert the following as the last sentence thereof:
     “Notwithstanding the foregoing, the consummation of the transactions contemplated in the Combination Agreement between Phelps Dodge Corporation and Inco Limited dated on or about June 25, 2006 shall not constitute a Change of Control.”
3.	The remaining provisions of the Agreement shall remain in full force and effect.
4.	Miscellaneous
(a)	Employment at Will. This Amendment shall neither obligate the Corporation or any subsidiary of the Corporation to continue you in its employ (or to employ you in any particular office or to perform any specified responsibility) nor obligate you to continue in the employ of the Corporation or any subsidiary of the Corporation.
(b)	Successors. This Amendment shall be binding upon and inure to the benefit of the Executive, the Executive’s estate and the Corporation and any successor of the Corporation, but neither this Amendment nor any rights arising hereunder may be assigned or pledged by you.
(c)	Governing Law. This Amendment shall be governed by the laws of the State of New York.
(d)	Severability. If any provision of this Amendment as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Amendment or the validity or enforceability of this Amendment.
(e)	Confidentiality. The Executive hereby agrees that he or she will not disclose to any person or entity (other than to his or her personal legal advisor on a need-to-know basis), the nature and content of any negotiations, discussions, presentations or other communications with respect to this Amendment or, prior to the public disclosure of this Amendment by the Corporation, the existence or the terms and conditions of this Amendment.

          IN WITNESS WHEREOF, the Corporation has duly executed this Amendment by its authorized representative and the Executive has hereunto set his hand, in each case as of the date of this Amendment.

PHELPS DODGE CORPORATION

By:

Name:
Title:

EXECUTIVE:

Name:
Title:

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